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                                                                  Exhibit 4.1



NARRATIVE DESCRIPTION OF THE MRC GROUP INC.'S STOCK CERTIFICATE

                  Decorative engraving covers approximately 1" around the entire border of the stock certificate (the "Certificate"). The upper right and left-hand corners of the Certificate contain additional decorative engraving that extends about 1/2" beyond the border.

                  Centered about 1-1/2" below the top edge of the Certificate is the Company's logo with the words just below the logo in large type "The MRC Group, Inc." Approximately 1/2" below the logo and the name are the words "INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE." Centered in the top third of the Certificate to the left of the logo is an engaged box approximately 2" across and 1" high with the word "NUMBER" on the top edge of the box. Immediately below the box are the words "COMMON STOCK, $.01 PAR VALUE." Centered in the top third of the Certificate to the right of the logo is an engaged box approximately 2" across and 1" high with the word "SHARES" on the top edge of the box. Immediately below the box are the words "CUSIP 55345N 10 7" and "SEE REVERSE FOR CERTAIN DEFINITIONS."

                  Centered in the middle on the face of the Certificate is a larger shaded box (approximately 3" x 8-1/2") and the text "THIS CERTIFIES THAT" in the top right corner of the shaded box and the text "is the record holder of" in the bottom right corner of the shaded box.

                  Below the shaded box is the following text:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF
THE MRC GROUP, INC. (the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by the holder's duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. The Corporation has more than one class of stock authorized for issuance. This certificate and the shares represented hereby are issued and held subject to each of the laws of the State of Delaware, the certificate of incorporation of the Corporation and the by-laws of the Corporation, as each may from time to time be amended, modified or supplemented. This certificate is not valid until countersigned and registered by the Corporation's Transfer Agent and Registrar. IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated [blank]
                  /s/ STEVEN BELL            /s/ EDWARD L SAMEK
                  ---------------------      ---------------------------
                  Secretary                  Chairman of the Board of Directors


                  Centered in the bottom of the Certificate (approximately 1-1/2" in diameter) is the circular corporate seal of Company containing the text: "The MRC Group, Inc." "Corporate Seal" "Delaware" and "1998."

                  On the bottom half of the Certificate just off the right hand edge of the Certificate in small letters the following words appear vertically:
"Countersigned and Registered:" "National City Bank (Cleveland, Ohio)" "Transfer Agent and Registrar," and "Authorized Signature".


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            The back of the Certificate contains the following text:

                               The MRC Group, Inc.

         A statement of the powers, rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation, and upon the holders thereof as established by the certificate of incorporation or by any certificate of designations, and the number of shares constituting each series or class and the designations thereof, may be obtained by any stockholder of the Corporation upon request and without charge from the Secretary of the Corporation at the principal office of the Corporation.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -     as tenants in common                      UNIF GIFT MIN ACT- _____ Custodian _____
TEN ENT -     as tenants by the entireties                                (Cust)           (Minor)
 JT TEN -     as joint tenants with right                             under Uniform Gifts to Minors
              of survivorship and not as                              Act ______________________.
              tenants in common                                          (State)

     Additional abbreviations may also be used though not in the above list.

For value received, _____________________ hereby sell, assign and transfer unto
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(PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)
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(PLEASE PRINT TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
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Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________________

                                       -----------------------------
                                       NOTICE: THE SIGNATURES TO THIS ASSIGNMENT
                                       MUST CORRESPOND WITH THE NAME(S) AS
                                       WRITTEN UPON THE FACE OF THE CERTIFICATE,
                                       IN EVERY PARTICULAR, WITHOUT ALTERATION
                                       OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By _______________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


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